UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Vice President of Geoscience

On April 3, 2019, H. Lee Muncy notified TransAtlantic Petroleum Ltd. (the “Company”) that he intends to retire from his position as the Company’s vice president of geoscience, effective May 3, 2019 (the “Retirement Date”). On the Retirement Date, the Company will vest all 5,818 of his outstanding restricted stock units. The Company has commenced a search for Mr. Muncy’s successor.

Nomination of Director

The Company’s board of directors has nominated Mr. Muncy to stand for election as a director at the Company’s Annual Meeting of Shareholders in 2019. If elected, Mr. Muncy will hold office until the Company’s Annual Meeting of Shareholders in 2020 and until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification, or removal.

Director Not Standing for Re-election

On April 5, 2019, Brian E. Bayley, a member of the Company’s board of directors, informed the board of directors that he will not stand for re-election as a director and will step down at the end of his term effective as of the election of his replacement at the Company’s Annual Meeting of Shareholders in 2019. Mr. Bayley will continue to serve as a director until such time. Mr. Bayley’s decision to not stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 9, 2019

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha T. Bailey
Tabitha T. Bailey
Vice President, General Counsel, and Corporate Secretary

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